UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2004

VESTIN GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-24803	52-2102142

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Suite 206
Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 5. Other Events and Regulation FD Disclosure.

On February 13, 2004, Vestin Group, Inc. (the “Registrant”) announced that Lance Bradford will assume the responsibilities of chief financial officer of the Registrant, succeeding John Alderfer. Michael Shustek, chairman and chief executive officer of the Registrant, will assume the additional title and responsibilities of president from Mr. Bradford.

The Registrant also announced that, on February 5, 2004, it entered into a settlement of a lawsuit against three guarantors of a defaulted loan by Arroyo Heights Golf Club. The Registrant announced it expects that the settlement will result in the reversal of a previously recorded $4.8 million reserve.

A copy of the press release issued by the Registrant on February 13, 2004 concerning the foregoing matters is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

     (c) Exhibits.

          The following exhibit is furnished as part of this report:

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated February 13, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Group, Inc.,
a Delaware corporation

	By:	/s/ Lance Bradford

Lance Bradford
Date: February 13, 2004		Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press Release, dated February 13, 2004.